EXHIBIT 99.1
     On April 4, 2007, pursuant to the Stock Purchase Agreement dated December 13, 2006, among LodgeNet Entertainment Corporation (“LodgeNet”), Liberty Satellite & Technology, Inc. and Liberty Satellite’s parent company, Liberty Media Corporation (collectively referred to in this report as “Liberty”), LodgeNet acquired 100% of the capital stock of Ascent Entertainment Group, Inc. (“Ascent”), which was a wholly owned subsidiary of Liberty. The following unaudited pro forma statement of operations gives effect to the acquisition of Ascent by LodgeNet. The unaudited pro forma combined statement of operations is based on the individual statements of operations of LodgeNet and Ascent and combines the results of operations for the six months ended June 30, 2007, as if the acquisition had occurred as of January 1, 2007 and is also inclusive the operations of StayOnline, Inc. These unaudited pro forma financial statements should be read in conjunction with the historical audited financial statements and notes thereto in LodgeNet’s Annual Report on Form 10-K for the year ended December 31, 2006, the audited financial statements and notes thereto and the pro forma financial statements in LodgeNet’s current report on Form 8-K/A filed on April 13, 2007 related to the acquisition of StayOnline, Inc., the audited financial statements and notes thereto and the pro forma financial statements in LodgeNet’s current report on Form 8-K/A filed on June 18, 2007 related to the acquisition of Ascent, and the unaudited financial statements and notes thereto in LodgeNet’s quarterly reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007.
     The pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the beginning of the period presented, nor is it indicative of future operating results. The unaudited pro forma combined financial statements include adjustments that reflect our preliminary estimates of the allocation of the purchase price of the acquired assets and assumed liabilities of Ascent. The purchase price allocation used in the pro forma information is preliminary and subject to change pending completion of the purchase price allocation analysis. The pro forma adjustments are based on information available at the time of this filing.
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LodgeNet Entertainment Corporation
Unaudited Statements of Operations (Dollar amounts in 000s)
Six Months Ended June 30, 2007

	(7)	(1)
	LodgeNet	Ascent
	Entertainment	Entertainment		Pro Forma	Pro Forma
	Corporation	Group, Inc.		Adjustments	Combined
Revenues
Guest Pay	$194,549	$55,892	(2)	$605	251,046

Other	17,201	5,352	(2)	(1,081)	21,472

Total revenues	211,750	61,244			272,518

Costs and expenses:
Direct costs
Guest Pay	95,112	32,526	(2)	(1,432)	126,206

Other	11,630	2,685			14,315

Operating expenses
Guest Pay operations	23,832	4,651	(2)	2,546	31,029

Selling, general and administrative	25,064	8,645	(2)	(695)	33,014

Depreciation and amortization	49,765	14,734	(2)	1,338	68,277

			(6)	2,356

			(3)	84

Restructuring expense	2,738	—			2,738

Other operating income, net	(895)	1,739	(2)	(2,233)	(1,389)

Total costs and operating expenses	207,246	64,980			274,190

Operating income (loss)	4,504	(3,736)			(1,672)

Other income and expenses:
Loss on early retirement of debt	(22,170)	—			(22,170)

Interest expense	(17,786)	(6,645)	(2)	(48)	(23,881)

			(5)	6,641

			(4)	(6,043)

		(1)
	LodgeNet	Ascent
	Entertainment	Entertainment		Pro Forma	Pro Forma
	Corporation	Group, Inc.		Adjustments	Combined
Minority interest in income of subsidiary	165	259			424

Other income	564	(57)	(2)	48	555

Income (loss) before income taxes	(34,723)	(10,179)			(46,744)

Provision for income taxes	(222)	(249)			(471)

Net loss	$(34,945)	$(10,428)			$(47,215)

Net income per common share:

Basic and diluted					$(2.12)

Weighted average shares outstanding:

Basic and diluted					22,311,046

(1)	Includes the three months ended March 31, 2007 and the three days ended April 3, 2007.

(2)	Adjustment to reclassify certain revenues, direct costs, operating and other expenses of Ascent to be consistent with LodgeNet’s presentation. These adjustments represent reclassifications and continue to be consistent with generally accepted accounting principles. Items reclassified include insurance proceeds from business interruption, contract termination fees, property taxes, property insurance, programming distribution costs and depreciation.

(3)	Adjustment to reflect the increase in the amortization of financing costs from the new Credit Facility.

(4)	Adjustment to reflect the increase in interest expense with the new Credit Facility. Interest expense was calculated using LodgeNet’s current effective interest rate of 7.34%. A 0.125% change in the effective interest rate would change interest expense by $250,000 for the six months ended June 30, 2007.

(5)	Adjustment to eliminate the interest expense on the Liberty promissory note not acquired.

(6)	Adjustment to reflect the difference between amortization expenses associated with the acquired intangible assets and the amortization expense of intangibles not acquired.

(7)	Inclusive of LodgeNet Entertainment Corporation and inclusive of StayOnline, Inc.